UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2011

Skilled Healthcare Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)

(949) 282-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 17, 2011, the Board of Directors (the “Board”) of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), announced the appointment of Bruce Yarwood, age 68, to the Board as a Class III director and as a member of the Corporate Governance, Quality and Compliance Committee of the Board, effective as of February 17, 2011. In connection with Mr. Yarwood’s appointment to the Board, the Board increased the total number of directors from nine to ten. Mr. Yarwood will hold office until the Company’s 2013 Annual Meeting of Stockholders (and until his successor is duly elected and qualified). The Board has affirmatively determined that Mr. Yarwood is “independent” as defined in applicable rules of the New York Stock Exchange.

From August 2005 through December 2010, Mr. Yarwood served as the President and Chief Executive Officer of the American Health Care Association (AHCA), the nation’s largest association of long term and post-acute care providers. From 1989 until joining AHCA in 2005, Mr. Yarwood was a partner with Helmsin Yarwood & Associates, a management consulting and issues advocacy firm. Mr. Yarwood has over 35 years of management, operational and advocacy experience in the long term care industry. He holds a Master’s Degree in Public Administration from California State University in Sacramento and a Bachelor’s Degree from the University of California at Berkeley.

In connection with (and on the date of) Mr. Yarwood’s appointment to the Board, he received a grant of 2,936 restricted stock units, which will vest in full on the first anniversary of the grant date. Mr. Yarwood will also receive an annual retainer of $40,000 for his service on the Board (including the Corporate Governance, Quality and Compliance Committee) and is eligible to receive fees for meeting attendance of $1,500 for each meeting attended in person and $500 for each meeting attended by teleconference (or $1,500 if the teleconference meeting lasts more than two hours).

There is no arrangement or understanding between Mr. Yarwood and any other persons pursuant to which Mr. Yarwood was selected to serve as a director of the Company and Mr. Yarwood is not a party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. The Company has entered an indemnification agreement with Mr. Yarwood consistent with the Company’s indemnification agreements with its other directors and officers, the form of which is filed as Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2011.

On February 22, 2011, the Company issued a press release announcing the appointment of Mr. Yarwood to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated February 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	SKILLED HEALTHCARE GROUP, INC.

/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated February 22, 2011